As filed with the Securities and Exchange Commission on November 19, 2004

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERITAS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0507675
(State of incorporation)	(I.R.S. Employer Identification No.)

350 Ellis Street
Mountain View, California 94043
(Address of Principal Executive Offices, including Zip Code)

Options granted under the KVault Software Limited Enterprise Management Incentive Scheme and assumed by VERITAS Software Corporation
(Full title of the plans)

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer
VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043
(650) 527-8000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
William H. Hinman, Jr.
Simpson Thacher & Bartlett LLP
3330 Hillview Avenue
Palo Alto, California 94304
(650) 251-5000

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
	to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, $0.001 par value per share, to be issued upon exercise of options granted under the KVault Software Limited Enterprise Management Incentive Scheme
	1,300,000	$1.7902	$2,327,260.00	$294.86
TOTAL

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. This price is based upon the actual exercise price of the options granted under the Plan referenced herein.

INTRODUCTION

The Registrant is filing this Registration Statement on Form S-8 to register shares of Common Stock issuable under the KVault Software Limited Enterprise Management Incentive Scheme pursuant to options assumed by the Registrant in connection with its acquisition of KVault Software Limited.

Part I. Information Required in the Section 10(a) Prospectus.

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428 (b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II. Information Required in the Registration Statement.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2003, filed with the Commission on June 14, 2004.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2003.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26247), filed with the Commission under Section 12(g) of the Exchange Act on June 2, 1999, as amended by the Registrant’s Registration Statement on Form 8-A/A filed on June 14, 1999.

(d)	The description of the Registrant’s Rights Agreement contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26247), filed with the Commission under Section 12(g) of the Exchange Act on June 30, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable

Item 5. Interests of Named Experts and Counsel

Not Applicable

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. In addition, the Registrant has purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed

Not Applicable

Item 8. Exhibits.

4.01	KVault Software Limited Enterprise Management Incentive Scheme

4.02	Form of Option Agreement under the KVault Software Limited Enterprise Management Incentive Scheme

4.03	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A filed with the Commission on June 2, 1999)

4.04	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A filed with the Commission on June 2, 1999)

4.05	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 (File No. 333-38460) filed with the Commission on June 2, 2000)

4.06	Registrant’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the Registrant’s Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on September 28, 2000)

5.01	Opinion of Simpson Thacher & Bartlett LLP

23.01	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see the Signature Page to this Registration Statement on Form S-8)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 19th day of November, 2004.

VERITAS SOFTWARE CORPORATION
By:	/s/ Edwin J. Gillis
	Name:	Edwin J. Gillis
	Title:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each or any one of them, his or her true and lawful attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Gary L. Bloom Gary L. Bloom	Chairman of the Board, President and Chief Executive Officer	November 19, 2004

Principal Financial and Principal Accounting Officer:

/s/ Edwin J. Gillis Edwin J. Gillis	Executive Vice President, Finance and Chief Financial Officer	November 19, 2004

Additional Directors:

/s/ Geoffrey W. Squire Geoffrey W. Squire	Vice Chairman of the Board	November 19, 2004

/s/ Michael Brown Michael Brown	Director	November 19, 2004

/s/ Kurt J. Lauk Kurt J. Lauk	Director	November 19, 2004

/s/ William Pade William Pade	Director	November 19, 2004

/s/ David J. Roux David J. Roux	Director	November 19, 2004

/s/ Carolyn M. Ticknor Carolyn M. Ticknor	Director	November 19, 2004

/s/ V. Paul Unruh V. Paul Unruh	Director	November 19, 2004

Exhibit Index

4.01	KVault Software Limited Enterprise Management Incentive Scheme

4.02	Form of Option Agreement under the KVault Software Limited Enterprise Management Incentive Scheme

4.03	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A filed with the Commission on June 2, 1999)

4.04	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A filed with the Commission on June 2, 1999)

4.05	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 (File No. 333-38460) filed with the Commission on June 2, 2000)

4.06	Registrant’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the Registrant’s Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on September 28, 2000)

5.01	Opinion of Simpson Thacher & Bartlett LLP

23.01	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see the Signature Page to this Registration Statement on Form S-8)